UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2018

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin		53051
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01

Other Events.

On April 26, 2018, Doug Howe accepted an offer to serve as the Chief Merchandising Officer of Kohl’s Corporation (the “Company”) beginning in May.  In consideration for his employment with the Company, Mr. Howe will receive, among other things, the following:

•

an annualized base salary of $950,000;

•

a signing incentive of $250,000 intended to offset any relocation expenses not covered by the Company’s relocation policy and other obligations;

•

recruitment awards of the Company’s restricted stock to be granted on June 15, 2018 with a value of $4,000,000 and a 2018-2020 LTIP Award valued at $1,750,000, consisting of 60% performance share units and 40% restricted stock; and

•

eligibility to participate in the annual incentive plan, health plans and other benefit plans and perquisites as the Company may establish for its senior executives from time to time.

The Company issued a press release concerning the appointment of Mr. Howe on May 2, 2018 which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2018	KOHL’S CORPORATION

By: /s/ Jason J. Kelroy Jason J. Kelroy Executive Vice President, General Counsel and Secretary